SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 9, 2004

                          Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                                 (713) 266-4344
                               (Telephone number)

ITEM  3.02  UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     In December 2004, the Company issued 1,099,107 shares of the Company's restricted common stock to 148 investors, in connection with Offshore Subscription Agreements, in a transaction not registered under the Securities Act of 1933 (the "Act"). This issuance included 21,929 shares of the Company's restricted common stock which the Company had previously agreed to issue to six investors in connection with Offshore Subscription Agreements which were entered into in November 2004.

     In  January  2005,  the  Company  issued  422,408  shares  of the Company's
restricted  common  stock  to  45   investors,   in   connection  with  Offshore
Subscription  Agreements,  in  a  transaction  not registered under the Act.

     The Company received an aggregate of $524,870 from these issuances after the payment of fees to Atlantic International Capital, Inc. in connection with the sale of the shares.

     The Company claims an exemption from registration afforded by Regulation S of the Act ("Regulation S") for the above issuances since the issuances were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     NEW  CENTURY  ENERGY  CORP.

                                                 /s/  Edward  R.  DeStefano
                                             By:--------------------------------
                                               Edward  R.  DeStefano,  President

Date:  February 16,  2005


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